UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

MICT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MICT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 1, 2020, BI Intermediate (Hong Kong) Limited, a Hong Kong company (“BI Intermediate”) and a wholly owned subsidiary of GFH Intermediate Holdings Limited, a British Virgin Islands company and wholly owned subsidiary of MICT, Inc., entered into an agreement (the “Agreement”) with a certain Hong Kong company (the “Vendor”) to acquire all of the issued share capital of a certain Hong Kong-based securities and investments firm (“Target”).

Subject to the terms of the Agreement, BI Intermediate shall initially acquire 9% of the share capital of Target from the Vendor. Subsequently, BI Intermediate shall then acquire the remaining 91% of the share capital of Target upon the approval of the Securities and Futures Commission of Hong Kong (“SFC”) of a change in the substantial shareholder of Target. In the event that such approval is not obtained within a period of 12 months following the date of first submission of the required change of control application (and accompanying documentation) to SFC, then BI Intermediate may elect to terminate the Agreement and require the Vendor to re-acquire the initial 9% of the share capital it initially acquired.

The consideration for the complete acquisition is a sum equal to the net asset value of Target, initially estimated at HK$15,800,000, together with the sum of HK$7,000,000 (the “Consideration”). Nine percent of the Consideration shall be paid within 5 days of the determination of the net asset value of Target, with the balance of the Consideration to be paid upon SFC’s grant of approval of the change of control. BI Intermediate will deposit the deferred element of the Consideration to the Vendor upon execution of the Agreement under the terms of a secured loan. In the event that SFC does not grant approval of the change of control, BI Intermediate may elect to terminate the Agreement, at which point the secured loan shall become repayable.

The Vendor has made certain customary representations, warranties and indemnities for the benefit of BI Intermediate. In the period from signing until completion or termination of the Agreement, BI Intermediate shall have the benefit of certain controls and rights in relation to the day-to-day operations of Target’s business consistent, with its rights as a minority shareholder and the requirements of SFC.

Target is authorized to undertake certain licensed regulated activities under the Securities and Futures Ordinance (Chapter 571 of the laws of Hong Kong) under categories 1 (dealings in securities), 2 (dealing in futures contracts), 4 (advising on securities) and 9 (asset management).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release Issued October 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICT, INC.

Dated: October 7, 2020	By:	/s/ Darren Mercer
Name: Darren Mercer
Title: President and Chief Executive Officer

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